EXHIBIT 10.1

Novo Adjusted Agreement

This Novo Adjusted Agreement (this “Agreement”) is entered into as of the 1st day of April, 2022 (the “Effective Date”), by and among Recruiter.com Group, Inc., a Nevada corporation (“Buyer”), on the one hand; and Novo Group, Inc., a Delaware corporation (“Seller”) and Michael Harris, solely in his capacity as Shareholders’ Representative (“Shareholders’ Representative” and together with Seller, the “Seller Parties”) on the other hand. Buyer, Seller and Shareholders’ Representative are together referred to as the “Parties,” and sometimes separately as a “Party.” The Parties, intending to benefit and bind themselves, state and agree as follows:

WHEREAS, Buyer, Seller and Shareholders’ Representative are parties to that certain Asset Purchase Agreement, dated as of August 27, 2021, by and among Buyer, Seller, the Restricted Shareholders, the Selling Shareholders and the Shareholders’ Representative (the “APA”). A true and accurate copy of the APA is attached as Exhibit A and incorporated by reference.

WHEREAS, capitalized terms used in this Agreement have the same definition and meaning as set forth in the APA, unless otherwise defined in this Agreement;

WHEREAS, certain disputes have arisen between Buyer and Seller Parties, including with respect to the post-Closing terminations of employment of former Buyer employees Mike McElherne, Natalie Forward, and Kirsten Neuman, (the “Disputes”);

WHEREAS, to avoid the time and expense of legal proceedings, the Parties have reached an agreement in full and final settlement of all claims and causes of action that the parties may have asserted against each other in connection with the Disputes, including any alleged violations of the APA; and

WHEREAS, the Parties also desire to agree to $52,117 as the Final Closing Working Capital/Final Excess as required by Section 2.08 of the APA.

NOW, THEREFORE, the Parties, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1. APA Adjustments. The Parties agree that the following adjustments shall be made to the Parties respective rights and obligations under the APA:

(a) Post-Closing Adjustment. Seller shall forgive $52,117.00 due from Buyer as Final Excess under Section 2.08(c)(ii) of the APA, bringing the balance of the Final Excess due to Seller to $0.00. Seller agrees that no additional amount is due from Buyer as Final Excess with respect to Final Closing Working Capital under Section 2.08 of the APA.

(b) Promissory Note.

(i) The Parties have agreed that the Promissory Note dated August 27, 2021 (the "Promissory Note") is hereby amended to provide for an original principal amount of $2,400,000. Based on principal payments made by Buyer to date, the parties acknowledge and agree that upon the execution of this Agreement, the outstanding principal balance of the Promissory Note is $1,902,588.44.

NOVO ADJUSTED AGREEMENT

(ii) Buyer will satisfy the remaining balance of principal and interest due under the Promissory Note by paying to the Shareholders’ Representative (for further distribution to the shareholders of Seller), beginning on May 1, 2022, monthly payments of principal and interest in accordance with the amortization schedule set forth on Exhibit B (the "Amortization Schedule").

(iii) If Buyer makes a lump sum pre-payment of $1,250,000 or more (the "Pre-Payment”) on or before June 1, 2022, then, upon written request from Buyer, the Shareholders' Representative will execute a mutually agreeable subordination agreement (a "Subordination Agreement") in favor of Buyer's lender ("Senior Lender") subordinating all remaining amounts due under the Promissory Note to Senior Lender, provided that, such Subordination Agreement must permit Buyer to make regularly scheduled payments of principal and interest under the Promissory Note (so long as Buyer is not in default under its loan agreement with Senior Lender) in amounts no less than the amounts set forth in the Amortization Schedule.

(iv) If Seller assigns the Promissory Note consistent with Section 5.6 of the Promissory Note, no assignee may further assign any of the assignee’s rights or delegate any of the assignee’s obligations under the Promissory Note without the prior written consent of the Buyer.

(v) The Parties agree and covenant to cause the Promissory Note to have affixed upon it a legend which reads substantially as follows:

“THIS INSTRUMENT IS SUBJECT TO A NOVO ADJUSTED AGREEMENT DATED AS OF APRIL 1, 2022, BY AND AMONG Recruiter.com Group, Inc., THE SHAREHOLDERS’ REPRESENTATIVE NAMED THEREIN, AND Novo Group, Inc. OR ASSIGNEE THEREOF. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH NOVO ADJUSTED AGREEMENT TO THE SAME EXTENT THAT THE PARTIES THERETO ARE BOUND.”

A copy of the updated Promissory Note with the aforementioned legend is attached hereto as Exhibit C.

(c) Escrow Shares.

(i) Indemnity Escrow Shares. The Parties shall, simultaneous with the execution of this Agreement, execute and deliver a joint written direction to effectuate the release of 76,277 Escrow Shares held by Escrow Agent to the Shareholders' Representative (for further distribution to the shareholders of Seller).

NOVO ADJUSTED AGREEMENT

(ii) Purchase Price Escrow Shares; Buyer Shares.

[a] June 1, 2022 Payment.

[1] If Buyer makes the Pre-Payment on or before June 1, 2022, then no later than June 4, 2022, the Parties shall execute and deliver a joint written direction to effectuate the release of 25,000 Escrow Shares held by Escrow Agent to Buyer.

[2] If Buyer does not make the Pre-Payment on or before June 1, 2022, then no later than June 4, 2022, the Parties shall execute and deliver a joint written direction to effectuate the release of 25,000 Escrow Shares held by Escrow Agent to Shareholders' Representative (for further distribution to the shareholders of Seller).

[b] August 1, 2022 Payment.

[1] If Buyer makes a final payment of all outstanding principal and accrued but unpaid interest due under the Promissory Note by August 1, 2022, then no later than August 4, 2022, the Parties shall execute and deliver a joint written direction to effectuate the release of the remaining balance of Escrow Shares held by Escrow Agent to Buyer.

[2] If Buyer does not make a final payment of all outstanding principal and accrued but unpaid interest due under the Promissory Note by August 1, 2022, then (x) no later than August 4, 2022, the Parties shall execute and deliver a joint written direction to effectuate the release of 25,901 Escrow Shares held by Escrow Agent to Shareholders' Representative (for further distribution to the shareholders of Seller), and (y) if Buyer does not make a final payment of all outstanding principal and accrued but unpaid interest under the Promissory Note by December 31, 2022, then no later than January 4, 2023, Buyer shall issue to Shareholders' Representative 25,000 shares of the common stock of Buyer (for further distribution to the shareholders of Seller).

For the avoidance of doubt, any such release of Escrow Shares or issuance of Buyer common stock to Shareholders' Representative shall not reduce Buyer's obligations under the Promissory Note.

(d) Earn-Out Payments. The Parties agree that Section 2.10 of the APA shall be of no further force and effect. For the avoidance of doubt, no further Earnout Payment will be earned or paid.

2. General Mutual Release. Upon full execution of this Agreement, each Party, for and on behalf of itself and its subsidiaries, affiliates, predecessors, successors, assigns, insurers, officers, directors, shareholders, agents, employees, representatives, and any other person or entity that may possess the capacity to bring claims on their behalf, forever release, acquit, relinquish, waive, and discharge each other Party and its subsidiaries, affiliates, predecessors, successors, assigns, insurers, officers, directors, shareholders, agents, employees, representatives, and attorneys from any and all claims, demands, actions, complaints, suits, violations, debts, damages, costs, expenses, losses, liabilities, and causes of action of whatever type or nature, whether legal or equitable, whether known or unknown, it asserted or could have asserted with respect to the APA, including the Disputes, except as defined by Section 3 of this Agreement. The foregoing release does not include any claims or causes of action that may arise from a breach of this Agreement or, for the avoidance of doubt, any of the rights and obligations of the Parties under the Registration Rights Agreement, which shall remain in full force and effect.

NOVO ADJUSTED AGREEMENT

3. Release Exceptions. Section 2 of this Agreement shall not apply to the following provisions of the APA (collectively, “Release Exceptions”), which shall remain in full force and effect in accordance with their terms: (1) Section 8.02(a) of the APA, but solely with respect to Fundamental Warranties and Tax Warranties, and subject to the limitations set forth in Section 8.04 of the APA applicable to Fundamental Warranties and Tax Warranties; (2) Section 8.02(b) of the APA, but solely with respect to Section 6.05, Section 6.08, Section 6.10, Section 6.12 and Section 6.13 of the APA; (3) Section 8.02(c) of the APA; (4) Section 8.03(a) of the APA, but solely with respect to Fundamental Warranties; (5) Section 8.03(b) of the APA, but solely with respect to Section 6.05, Section 6.08, Section 6.10, Section 6.12, and Section 6.13 of the APA; (6) Section 8.03(c) of the APA; (7) Section 6.05 of the APA; (8) Section 6.08 of the APA; (9) Section 6.10 of the APA; (10) Section 6.12 of the APA; (11) Section 6.13 of the APA; (12) Article IX of the APA; and (13) Article X of the APA.

4. Confidentiality. The Parties and their representatives shall not, at any time, disclose this Agreement or the terms thereof, in whole or in part, to any individual or entity, except with the express prior written consent of all the Parties or except to the extent required by law, including, but not limited to, SEC and stock exchange disclosure requirements. Notwithstanding the foregoing, the Parties may disclose the terms of this Agreement to their tax advisors and attorneys, provided that such persons agree in advance to maintain the confidentiality of this Agreement, and the Parties shall remain responsible for any breaches of confidentiality by such persons. If a Party receives a court order or subpoena seeking disclosure of all or any part of this Agreement, that Party shall be under no duty to object or to resist compliance but shall give all other Parties prompt written notice sufficient to allow them the opportunity to seek protection of the information prior to its production.

5. Denial of Liability. This Agreement, and the consideration recited herein, is not intended to be, and shall not be deemed to be, any evidence of any admission of liability on the part of the Parties, or by any other person released, each released person expressly denying liability in this matter.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). The Parties agree that any dispute seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

NOVO ADJUSTED AGREEMENT

7. Advice of Counsel. The Parties acknowledge that they had separate legal counsel of their own choosing to advise them of the effects and consequences of the terms and conditions of this Agreement, that they understand the terms and conditions of this Agreement, and that each of them has signed this Agreement freely and voluntarily with the intent to be bound by it.

8. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Parties.

9. Further Actions. The Parties agree to cooperate fully and execute any and all further documents and to take all further actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

10. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

11. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. Electronically scanned signatures are acceptable and enforceable. True and accurate photocopies of this Agreement shall be enforceable.

12. Joint Drafting. This Agreement is deemed to have been drafted by all Parties. Any uncertainty or ambiguity shall not be construed for or against any other Party based on attribution of drafting to any Party. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties.

13. Warranty of Capacity to Execute Agreement. The Parties represent and warrant that no other person or entity has or had any interest in the claims, demands, rights, obligations, or causes of action referred to in this Agreement except as otherwise set forth herein and that the Parties have the sole right and exclusive authority to convey or otherwise dispose of all the claims, demands, rights, obligations, or causes of action referred to in this Agreement.

14. Non-Assignment. The Parties represent that they have not assigned, transferred, or conveyed in any manner or form any of the claims, demands, rights, obligations, or causes of action that are the subject matter of this Agreement.

15. Severability. If any provision of this Agreement or application thereof to any person or entity is held invalid, such invalidity shall not affect other provisions or applications of this Agreement, and to this end the provisions of this Agreement are severable.

NOVO ADJUSTED AGREEMENT

16. Attorneys’ Fees. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.

17. Entire Agreement. It is understood and agreed that this Agreement contains the complete and final agreement between the Parties and supersedes any and all prior negotiations, statements, representations, arrangements, and agreements relating to the subject matter herein. No oral understandings, statements, promises, or inducements contrary to the terms and conditions of this Agreement exist. This Agreement cannot be changed, terminated, or amended except by an agreement in writing signed by the Parties. For the avoidance of doubt, the APA remains in full force and effect, except as modified by Section 1 of this Agreement and released by this Agreement.

18. Admissibility. If this Agreement does not become effective for any reason, it shall be deemed negotiation for settlement purposes only under Federal Rule of Evidence 408 and its Delaware equivalent and will not be admissible in evidence or usable for any purpose whatsoever.

NOVO ADJUSTED AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date set forth beneath their signature lines, and the Parties represent that the persons executing this Agreement have the authority to sign this Agreement on their behalf, effective as of the Effective Date.

Recruiter.com Group, Inc.	Novo Group, Inc.

/s/ Evan Sohn	/s/ Michael Harris

By: Evan Sohn	By: Michael Harris

Its: President	Its: Chief Executive Officer

Date: April 1, 2022	Date: March 31, 2022

Shareholders’ Representative

/s/ Michael Harris

Michael Harris

Date: March 31, 2022

SIGNATURE PAGE TO NOVO ADJUSTED AGREEMENT

Exhibit A

APA

See attached.

NOVO ADJUSTED AGREEMENT

EXHIBIT A

Exhibit B

Amortization Schedule

	Accrual Date	Date Paid	Beg Bal.	Principal	Interest	Total Payment	End Balance
1	9/30/21	9/1/21	3,000,000.00	70,000.00	15,000.00	85,000.00	2,930,000.00
2	10/31/21	10/1/21	2,930,000.00	70,350.00	14,650.00	85,000.00	2,859,650.00
3	11/30/21	11/1/21	2,859,650.00	70,701.75	14,298.25	85,000.00	2,788,948.25
4	12/31/21	12/1/21	2,788,948.25	71,055.26	13,944.74	85,000.00	2,717,892.99
5	1/31/22	1/1/22	2,717,892.99	71,410.54	13,589.46	85,000.00	2,646,482.45
6	2/28/22	2/1/22	2,646,482.46	71,767.59	13,232.41	85,000.00	2,574,714.87
7	3/31/22	3/1/22	2,574,714.87	72,126.43	12,873.57	85,000.00	2,502,588.44
8	4/30/22	4/1/22	2,502,588.44	72,487.06	12,512.94	85,000.00	2,430,101.38
			2,502,588.44	600,000.00			1,902,588.44
9	5/31/22	5/1/22	1,902,588.44	75,487.06	9,512.94	85,000.00	1,827,101.38
10	6/30/22	6/1/22	1,827,101.38	75,864.49	9,135.51	85,000.00	1,751,236.89
11	7/31/22	7/1/22	1,751,236.89	76,243.82	8,756.18	85,000.00	1,674,993.07
12	8/31/22	8/1/22	1,674,993.07	76,625.03	8,374.97	85,000.00	1,598,368.04
13	9/30/22	9/1/22	1,598,368.04	102,008.16	7,991.84	110,000.00	1,496,359.88
14	10/31/22	10/1/22	1,496,359.88	102,518.20	7,481.80	110,000.00	1,393,841.68
15	11/30/22	11/1/22	1,393,841.68	103,030.79	6,969.21	110,000.00	1,290,810.89
16	12/31/22	12/1/22	1,290,810.89	103,545.95	6,454.05	110,000.00	1,187,264.94
17	1/31/23	1/1/23	1,187,264.94	104,063.68	5,936.32	110,000.00	1,083,201.27
18	2/28/23	2/1/23	1,083,201.27	104,583.99	5,416.01	110,000.00	978,617.27
19	3/31/23	3/1/23	978,617.27	105,106.91	4,893.09	110,000.00	873,510.36
20	4/30/23	4/1/23	873,510.36	105,632.45	4,367.55	110,000.00	767,877.91
21	5/31/23	5/1/23	767,877.91	106,160.61	3,839.39	110,000.00	661,717.30
22	6/30/23	6/1/23	661,717.30	106,691.41	3,308.59	110,000.00	555,025.89
23	7/31/23	7/1/23	555,025.89	107,224.87	2,775.13	110,000.00	447,801.02
24	8/31/23	8/1/23	447,801.02	107,760.99	2,239.01	110,000.00	340,040.02
25	9/30/23	9/1/23	340,040.02	113,299.80	1,700.20	115,000.00	226,740.22
26	10/31/23	10/1/23	226,740.22	113,866.30	1,133.70	115,000.00	112,873.92
27	11/30/23	11/1/23	112,873.92	112,873.92	564.37	113,438.29	0.00

NOVO ADJUSTED AGREEMENT

EXHIBIT B

Exhibit C

Promissory Note (with legend)

See attached.

NOVO ADJUSTED AGREEMENT

EXHIBIT C